Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

333 South Hope Street Suite 2525 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

AerCap Ireland Capital Designated Activity Company

(Exact name of obligor as specified in its charter)

Ireland	98-1150693
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29
(Address of principal executive offices)	(Zip code)

AerCap Global Aviation Trust

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-7108865 (I.R.S. employer identification no.)

Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 (Address of principal executive offices)	(Zip code)

AerCap Holdings N.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	98-0514694 (I.R.S. employer identification no.)

AerCap House 65 St. Stephen’s Green Dublin D02 YX20 Ireland (Address of principal executive offices)	(Zip code)

AerCap Aviation Solutions B.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	98-1054653 (I.R.S. employer identification no.)

Regus The Base B Evert van de Beekstraat 1-104 11118 CL Schiphol The Netherlands (Address of principal executive offices)	(Zip code)

AerCap Ireland Limited

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0110061 (I.R.S. employer identification no.)

Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 (Address of principal executive offices)	(Zip code)

AerCap U.S. Global Aviation LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0810106 (I.R.S. employer identification no.)

Aviation House Building 3000, Westpark Shannon, Co. Clare, Ireland V14 AN29 (Address of principal executive offices)	(Zip code)

International Lease Finance Corporation

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	22-3059110 (I.R.S. employer identification no.)

830 Brickell Plaza Suite 5000 Miami, Florida (Address of principal executive offices)	90067 (Zip code)

6.450% Senior Notes due 2027

and Guarantees of 6.450% Senior Notes due 2027

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 20th day of February, 2024.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business December 31, 2023, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,559
Interest-bearing balances	331,039
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	524
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	13,138
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	114,683

Total assets	$1,318,256

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LIABILITIES

Deposits:
In domestic offices	1,264
Noninterest-bearing	1,264
Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	263,286
Total liabilities	264,550
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	106,539
Not available
Retained earnings	946,167
Accumulated other comprehensive income	0
Other equity capital components	0
Not available
Total bank equity capital	1,053,706
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,053,706

Total liabilities and equity capital	1,318,256

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
Loretta A. Lundberg, Managing Director	)	Directors (Trustees)
Jon M. Pocchia, Managing Director	)

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